Exhibit 99.2

102 Duffy Avenue, Hicksville, NY 11801 ● Phone: (516) 683-4420 ● flagstar.com

NEWS RELEASE	Investor Contact:

FOR IMMEDIATE RELEASE	Salvatore J. DiMartino
(516) 683-4286

Media Contact:
Steven Bodakowski
(248) 312-5872

FLAGSTAR FINANCIAL, INC. NAMES LEE SMITH AS CHIEF FINANCIAL OFFICER

HICKSVILLE, N.Y., December 13, 2024 – Flagstar Financial, Inc. (NYSE: FLG) (the “Company”), today announced the appointment of Lee Smith as Senior Executive Vice President and Chief Financial Officer (CFO), effective December 27, 2024. The appointment follows the decision of current CFO Craig Gifford to step down to reengage in personal endeavors outside of the banking industry. Gifford will remain with the Bank through March 31, 2025, and work closely with Smith during the transition period, ensuring a seamless hand-over and continued support for the Bank’s ongoing initiatives.

“For more than a decade, Lee has been an instrumental member of Flagstar’s executive team. He is a proven leader with a strong track record, has the requisite experience and expertise, and possesses deep knowledge of the Company. The Board of Directors and I have full faith and confidence in Lee to continue to help guide the Company in this financial leadership position,” said Joseph M. Otting, Chairman, President, and CEO.

Smith joined legacy Flagstar Bancorp, Inc. in 2013 as Chief Operating Officer and his transition to CFO comes after serving on Flagstar’s executive management team for more than a decade, most recently as President of Mortgage. He has an extensive background in accounting, finance, mortgage, private equity, and operations, spanning more than 25 years. His experience in managing large-scale transactions, optimizing financials and operations, and working with regulators demonstrates a strong ability to drive financial performance, ensure compliance, and lead financial operations. Additionally, his leadership in M&A deals, capital markets, and financial management positions him well to oversee financial strategies, risk mitigation, and operational efficiency at a senior financial level.

His prior roles include Partner at Matlin Patterson Global Advisers LLC, a private investment firm. He is also a member of the Institute of Chartered Accountants in England and Wales (ICAEW) since 1998 and has a BSc in Economics and Accountancy from Loughborough University in England.

Otting added, “I want to express our sincere appreciation to Craig for his impactful contributions over the past year. His leadership during this time has been invaluable, and we wish him all the best. As all of our stakeholders know, we have been working relentlessly to elevate Flagstar to new heights. I also recognize the personal sacrifices and time commitment required away from our personal lives for this journey. Given the substantial progress we’ve made as a Company, I am comfortable that this is a good time for this transition, and I am confident the momentum we’ve gained will only strengthen as we move forward.”

About Flagstar Financial, Inc.

Flagstar Financial, Inc. is the parent company of Flagstar Bank, N.A., one of the largest regional banks in the country. The Company is headquartered in Hicksville, New York. At September 30, 2024, the Company had $114.4 billion of assets, $73.0 billion of loans, deposits of $83.0 billion, and total stockholders’ equity of $8.6 billion.

Flagstar Bank, N.A. operates over 400 branches, including a significant presence in the Northeast and Midwest and locations in high growth markets in the Southeast and West Coast. In addition, the Bank has approximately 80 private banking teams located in over 10 cities in the metropolitan New York City region and on the West Coast, which serve the needs of high-net worth individuals and their businesses.

Cautionary Statements Regarding Forward-Looking Statements

This release may include forward-looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to our merger with Flagstar Bancorp, Inc., which was completed on December 1, 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, and our ability to fully and timely implement the risk management programs institutions greater than $100 billion in assets must maintain; (h) the effect on our capital ratios of the approval of certain proposals approved by our shareholders during our 2024 annual meeting of shareholders; (i) the conversion or exchange of shares of the Company’s preferred stock; (j) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (k) the availability of equity and dilution of existing equity holders associated with amendments to the 2020 Omnibus Incentive Plan; (l) the effects of the reverse stock split; and (m) transactions relating to the sale of our mortgage business and mortgage warehouse business.

Forward-looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” “confident,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward-looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward-looking statements. Furthermore, because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results.

Our forward-looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; changes in competitive pressures among financial institutions or from non-financial institutions; changes in legislation, regulations, and policies; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; the success of our blockchain and fintech activities, investments and strategic partnerships; the restructuring of our mortgage business; our ability to recognize anticipated expense reductions and enhanced efficiencies with respect to our recently announced strategic workforce reduction; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and potential geopolitical consequences), terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed on December 1, 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. Additionally, there can be no assurance that the Community Benefits Agreement entered into with NCRC, which was contingent upon the closing of the Company’s merger with Flagstar Bancorp, Inc., will achieve the results or outcome originally expected or anticipated by us as a result of changes to our business strategy, performance of the U.S. economy, or changes to the laws and regulations affecting us, our customers, communities we serve, and the U.S. economy (including, but not limited to, tax laws and regulations).

More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10-K/A for the year ended December 31, 2023, Quarterly Report on Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, and in other SEC reports we file. Our forward-looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.